As filed with the Securities and Exchange Commission on July 14, 2015

Registration No. 333-205467

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Del Taco Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-3340980
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25521 Commercentre Drive

Lake Forest, CA 92630

(949) 462-9300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J.B. Murphy, III

President and Chief Executive Officer

Del Taco Restaurants, Inc.

25521 Commercentre Drive

Lake Forest, CA 92630

Tel.: (949) 462-9300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stanley H. Meadows, P.C., Esq.

Heidi Steele, Esq.

McDermott Will & Emery LLP

227 W. Monroe, Suite 4700

Chicago, IL 60606

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Item 16.	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on July 14, 2015.

DEL TACO RESTAURANTS, INC.

/s/ Paul J.B. Murphy III
Paul J.B. Murphy III
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on July 14, 2015:

Signature	Capacity

*	Chairman of the Board of Directors
Lawrence F. Levy

/s/ Paul J.B. Murphy, III	President and Chief Executive Officer and Director
Paul J.B. Murphy, III	(principal executive officer)

*	Executive Vice President and Chief Financial Officer
Steven L. Brake	(principal financial and principal accounting officer)

*	Director
Ari B. Levy

*	Director
Patrick Walsh

*	Director
Eileen Aptman

*	Director
R.J. Melman

*	Director
Joseph Stein

* Pursuant to Power of Attorney

/s/ Paul J.B. Murphy III
Paul J.B. Murphy III, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of March 12, 2015, by and among Levy Acquisition Corp., Levy Merger Sub, LLC and Del Taco Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Levy Acquisition Corp.’s Current Report on Form 8-K (File No. 001-36197) filed with the SEC on March 12, 2015).

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on July 2, 2015).

3.2	Bylaws (incorporated by reference to Exhibit 3.3 to Levy Acquisition Corp.’s Registration Statement on Form S-1 (File No. 333-191587), filed with the Securities and Exchange Commission on October 7, 2013).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on July 2, 2015).

4.2	Warrant Agreement, dated as of November 13, 2013, between Levy Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to Levy Acquisition Corp.’s Current Report on Form 8-K (File No. 001-36197), filed with the Securities and Exchange Commission on November 19, 2013).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on July 2, 2015).

5.1	Opinion of McDermott Will & Emery LLP.

*23.1	Consent of KPMG, LLP.

*23.2	Consent of Rothstein Kass.

*23.3	Consent of Ernst & Young LLP.

23.4	Consent of McDermott Will & Emery (included in Exhibit 5.1).

*24.1	Power of Attorney.

†	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.
*	Previously filed.